PW/GEODYNE
                              NPI PARTNERSHIP P-3
                            AGREEMENT OF PARTNERSHIP

       Agreement of Partnership, dated as of February 13, 1989, among Geodyne Energy Company, a Delaware corporation, as Managing Partner, and PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-3, an Oklahoma limited partnership, as General Partner.

       Whereas, the parties hereto desire to form a general partnership under the Uniform Partnership Act of the State of Oklahoma;

       Now, Therefore, in consideration of the mutual promises and agreements made herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE
                                  Defined Terms

       The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One. The singular shall include the plural and the masculine gender shall include the feminine, the neuter and vice versa, as the context requires. Any terms used in this Agreement which are defined in the Limited Partnership Agreement and are not otherwise defined herein shall have the respective meanings set forth in the Limited Partnership Agreement.

       "Accountants" shall mean Arthur Young & Company or such other nationally recognized firm of independent certified public accountants as shall be engaged from time to time by the Managing Partner for the NPI Partnership.

       "Acquisitions Fee" shall mean the fee paid by the NPI Partnership to the Managing Partner pursuant to Section 5.2(1) of this Agreement in connection with the NPI Partnership's acquisition of Net Profits Interests and Royalties and the conduct of its business operations.

       "Acquisition Reserve Report" shall mean a Hydrocarbon reserve report made available to the NPI Partnership prepared by a qualified independent petroleum engineering firm acceptable to the Managing Partner in connection with the proposed acquisition of a Net Profits Interest or Royalty, which shall include statements (i) identifying reserves of Hydrocarbons referred to in such report as Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves or Proved Undeveloped Reserves, as the case may be, and identifying all computations and determinations made for purposes of such report, including, without limitation, the present and future prices for Hydrocarbons and the present and future costs to produce and develop such Hydrocarbons used in such computations and determinations, (ii) with respect to the determination of the nature and extent of the reserves of Hydrocarbons reflected in such report, that the collection, analysis and evaluation of the basic physical data upon which such determination is based were performed by such qualified petroleum engineering firm or if such data were collected by another Person, that such qualified petroleum engineering firm has made inquiry with respect



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to the methods  employed in such  collection,  (iii)  specifying  the respective amounts of Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, or Proved Undeveloped Reserves contained therein, and (iv) indicating such qualified petroleum engineering firm's opinion as to the respective estimated present values of future net revenues of each category of reserves contained therein determined in accordance with criteria satisfactory to the Managing Partner and otherwise in accordance with sound engineering and industry practices, including such standards and practices as may be promulgated by the Society of Petroleum Engineers of the American Institute of Mining and Metallurgical Engineers. Any such report may state that such qualified petroleum engineering firm expresses no opinion and makes no warranty or representation with respect to the proposed acquisition of such Net Profits Interest or Royalty and that such qualified petroleum engineering firm is relying on information furnished by the Managing Partner as to the historical volumes of any Hydrocarbons actually produced and as to the proposed ownership interest of the NPI Partnership in such Net Profits Interest or Royalty.

       "Act" shall mean the Oklahoma Uniform Partnership Act, as amended from time to time.

       "Activation" or "Activated" shall mean the date on which (i) with respect to the Limited Partnership, the Depositary, on behalf of the Unit Holders, shall have contributed the Unit Holders' Subscription to the Limited Partnership, and
(ii) with respect to the NPI Partnership, the date on which the Limited Partnership shall have made its Capital Contribution to the NPI Partnership.

       "Affiliate"  shall mean, when used with reference to a specified  Person:
(a) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the specified Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, the specified Person; (d) any Person who is an officer, director, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity; and (e) any relative or spouse of the specified Person. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate solely by reason of its ownership of depositary units of or limited partnership interests in a limited partnership.

       "Affiliated Program" shall mean a drilling or income program (whether in the form of a limited partnership, general partnership, joint venture or otherwise) interests in which were offered (but not necessarily exclusively) to persons or entities not engaged in a trade or business within the oil and gas industry (other than by virtue of its participation in an Affiliated Program) and of which the Managing Partner or an Affiliate thereof serves as general partner, venturer, sponsor or manager.

      "Agreement" shall mean this Agreement of Partnership as amended from time to time.



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       "Capital Account" shall mean, as to any Partner, an account maintained on the books of the NPI Partnership in accordance with the provisions of Section 5.3D below.

       "Capital Contribution" shall mean the total amount of money contributed to the NPI Partnership by all Partners or any class of Partners or any one Partner (or the predecessor holders of the Interests of such Partner or Partners), as the context requires, net of any refunds pursuant to Section 3.4 of this Agreement.

       "Code" shall mean the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

       "Consent"  shall  mean the  consent  of a Person,  given as  provided  in
Section 11.1, to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

       "Depositary Unit" shall mean an increment of the attributes of the Interest of the Depositary as the Limited Partner of the Limited Partnership that is assigned to a Unit Holder.

       "Direct Administrative Costs" shall mean the actual and necessary direct costs attributable to services provided to the NPI Partnership by parties other than the Managing Partner or its Affiliates, whether incurred by the NPI Partnership directly or incurred by the Managing Partner or its Affiliates, including the annual audit fees, legal fees and expenses, the costs of reviewing tax returns and reports, the cost of reserve reports (other than the cost of Acquisition Reserve Reports, Engineering Audit Letters and evaluations thereof conducted on behalf of a NPI Partnership) prepared by independent petroleum engineering firms, and all other such costs directly incurred by or for the benefit of the NPI Partnership.

       "Distributable Cash" shall mean, with respect to the NPI Partnership's operations at any time, the amount of cash assets on hand at such time less amounts required to be retained out of such cash assets, in the sole judgment of the Managing Partner, to pay costs, expenses or other obligations whether then accrued or anticipated to accrue in the future.

       "Engineering Audit Letter" shall mean a document prepared by a qualified independent petroleum engineering firm acceptable to the Managing Partner in connection with the proposed acquisition of a Producing Property, which shall include statements indicating that (i) such qualified petroleum engineering firm has reviewed an oil and gas reserve report prepared by the engineering staff of Geodyne Resources, Inc. or an Affiliate, (ii) in the opinion of such qualified petroleum engineering firm, the reserve report was prepared in accordance with sound engineering and industry practices, including such standards and practices as may be promulgated by the Society of Petroleum Engineers of the American Institute of Mining and Metallurgical Engineers, and (iii) with respect to the determination of the nature and extent of the reserves of Hydrocarbons reflected in such report, such qualified petroleum engineering firm has made inquiry with respect to the methods employed in the collection, analysis and evaluation of the basic physical data upon which such determination is based.



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




       "Farmout" shall mean an arrangement whereby the owner of a Lease or Working Interest agrees to assign his interest in certain specific acreage to the assignee, retaining some interest such as an overriding royalty interest, oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

       "Fiscal Year" shall mean the calendar year.

       "General and Administrative Costs" shall mean all customary and routine legal, accounting, data processing, depreciation (other than depreciation relating to real property), geological, engineering, travel, office rent, telephone, secretarial, employee compensation and benefits, and other items of a general and administrative nature, whether like or unlike the foregoing, and any other incidental expenses reasonably necessary to the conduct of the NPI Partnership's business, including the acquisition and administration of Net Profits Interests and Royalties, computed on a cost basis, determined by the Managing Partner in accordance with generally accepted accounting principles and subject to review by an independent public accountant or certified public accountant in connection with the annual audit of the NPI Partnership and its Affiliates. General and Administrative Costs shall not include any costs includable under the foregoing but which are included as Property Acquisition Costs or Direct Administrative Costs.

       "General Partner" shall mean PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-3, an Oklahoma limited partnership, acting in such capacity, any successor in that capacity, and any other General Partner admitted to the NPI Partnership pursuant to the provisions of this Agreement subsequent to the Activation of the NPI Partnership.

       "Geodyne   Energy"  shall  mean  Geodyne  Energy  Company,   a  Delaware
corporation.

       "Hydrocarbons" shall mean crude oil, natural gas, condensate, natural gas liquids and other liquid or gaseous hydrocarbons.

       "Incapacity" or "Incapacitated" shall mean the adjudication of bankruptcy (except that, in the case of the Managing Partner, the term "bankruptcy" shall mean only being subject to Chapter 7 of the Federal Bankruptcy Reform Act of
1978),  of  interdiction,  of  incompetence,  or  of  insanity,  or  the  death, dissolution or termination (other than by merger or consolidation under which the surviving entity agrees to assume all of the obligations and responsibilities of the merged or consolidated Person set forth in this Agreement), as the case may be, of any Person.

       "Income" shall mean the gross income of the NPI Partnership (other than Investment Income) as determined for federal income tax purposes, including all capital or Code Section 1231 gains (but not losses) of the NPI Partnership.



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




       "Interest" shall mean the entire ownership interest (which may, either for a Partner's Capital Account or a Partner's Profits interest, be expressed as a percentage) of a Partner in the NPI Partnership at any particular time, including the rights and obligations of such Partner under this Agreement and the Act.

       "Investment Income" shall mean all interest and dividend income earned on temporary investments of the NPI Partnership at any time prior to the time at which an amount equal to the Capital Contributions to the NPI Partnership has been (1) expended or (ii) returned pursuant to Section 3.4 of this Agreement.

       "Lease" shall mean a lease, mineral interest, royalty or overriding royalty covering Hydrocarbons (or a contractual right to acquire such an interest), or an undivided interest therein or portion thereof, together with all easements, permits, licenses, servitudes and rights-of-way situated upon, or used or held for future use in connection with, the exploration, development or operation of such interest.

       "Limited Partners" shall mean Geodyne Institutional Depositary Company or any substituted limited partners of the Limited Partnership.

       "Limited     Partnership"    shall    mean    the     PaineWebber/Geodyne
Institutional/Pension Energy Income Limited Partnership P-3, an Oklahoma limited partnership.

       "Limited Partnership Agreement" shall mean the agreement under which the Limited Partnership was formed, as amended and restated.

       "Managing   Partner"  shall  mean  Geodyne  Energy  Company,  a  Delaware corporation, and any other Person admitted as additional or Substituted Managing Partner pursuant to Article Six of this Agreement.

       "Net Profits Interest" shall mean an interest in a Producing Property which entitles the holder thereof to a share of the gross revenues from oil and gas production from the Producing Property less all operating, production, development, transportation, transmission and marketing expenses, severance, sales, ad valorem and excise taxes (including the windfall profit tax) attributable to such production.

       "Notification" shall mean a writing, containing the information required by this Agreement to be communicated to any Person, hand delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to such Person at the last known address of such Person, the date of the certified receipt (or such other evidence of receipt) therefor being deemed the date of the giving of Notification; provided, however, that any written communication containing the information sent or delivered to the Person and actually received by the Person shall constitute Notification for all purposes of this Agreement.

       "NPI Partnership" shall mean the general partnership governed under and pursuant to this Agreement, as said general partnership may from time to time be constituted.



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




       "NPI Partnership Account" shall mean the bank account or accounts maintained by the Managing Partner pursuant to Section 9.3.

       "NPI Partnership Property" shall mean any interest, property and right of any type owned by the NPI Partnership.

       "NPI Partnership Well" shall mean any well in which the NPI Partnership has an interest.

       "Organization and Offering Costs" shall mean all costs and expenses incurred by the Managing Partner in connection with the organization of the NPI Partnership, including, without limitation, the legal, printing, accounting and other costs incurred in connection with the organization of the NPI Partnership, and costs incurred in connection with preparing, filing and recording this Agreement.

       "Partner" shall mean the Managing Partner or any General Partner of the NPI Partnership.

       "Payout" shall mean that time at which cash distributions have been made by the Limited Partnership to the Unit Holders (together with their predecessors in interest) pursuant to Section 5.1 of the Limited Partnership Agreement (together with any distributions to such Unit Holders pursuant to Section 3.3 of the Limited Partnership Agreement), in an aggregate amount equal to the Unit Holders' Subscriptions to the Limited Partnership.

       "Person" shall mean any individual, partnership, corporation, trust or other entity.

       "Prior NPI Partnership" shall mean a general partnership of which Geodyne Energy is managing partner, and a limited partnership, of which depositary units or units of limited partnership interest were offered pursuant to a public offering registered with the Securities and Exchange Commission, is the other general partner, formed prior to the Activation of the NPI Partnership.

       "Producing Property" shall mean any property (or interest in such property) with a well or wells capable of producing Hydrocarbons in commercial quantities or properties unitized with such properties or properties adjacent to such properties which are acquired as an incidental part of the acquisition of such properties. The term also includes well machinery and equipment, gathering systems, storage facilities or processing installations or other equipment and property associated with the production of Hydrocarbons.

       "Profits" and "Losses" shall mean the net income or losses of the NPI Partnership for federal income tax purposes determined as of the close of the NPI Partnership's Fiscal Year, as well as, when the context requires, any tax-exempt income and nondeductible expenses.

       "Property Acquisition Costs" shall mean, without duplication,  the sum of
(1) the prices paid by the NPI Partnership or the Managing Partner or an Affiliate to acquire a Net Profits Interest or Royalty ultimately sold to the NPI Partnership, including the price paid to acquire a purchase option with respect to a Net Profits Interest or



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



Royalty, lease bonuses and equipment costs associated therewith; (2) title insurance or examination costs, brokers' commissions and finders fees, filing fees, recording fees, transfer taxes, if any, and like charges in connection with the acquisition of Net Profits Interest or Royalty; (3) delay rentals and ad valorem taxes paid by the buyer with respect to such property to the date of its transfer to the buyer; (4) interest actually incurred by the Managing Partner or its Affiliates to acquire or maintain such Net Profits Interest or Royalty prior to its transfer to the NPI Partnership; and (5) all reasonable, necessary and actual expenses incurred by the Managing Partner or an Affiliate in connection with the acquisition of Net Profits Interest or Royalty and paid to third parties who are not Affiliates for geological, geophysical, seismic, land, engineering, drafting, accounting, auditing, legal and other like services, including the NPI Partnership's costs incurred (to the extent consistent with generally accepted industry standards) in connection with the NPI Partnership's review of proposed acquisitions of Net Profits Interest or Royalty, Reports and Engineering Audit Letters, all allocated to the property in accordance with the allocation procedures used by the Managing Partner, any of its Affiliates or the NPI Partnership; provided that the portion of the Managing Partner's or Affiliates' expenses allocated to the property, as set forth in items (3), (4) and (5), shall have been incurred not more than 36 months prior to the property transaction.

       "Prospect" shall mean an area in which the NPI Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing Partner and which is reasonably anticipated by the Managing Partner to contain at least one reservoir.

       "Prospectus" shall mean the prospectus pursuant to which the Depositary Units were offered, and all supplements or amendments thereto, if any.

       "Proved Reserves" shall mean those quantities of Hydrocarbons, which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known Hydrocarbon reservoirs under existing economic and operating conditions. Proved reserves are limited to those quantities of Hydrocarbons which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods.
Depending upon their status of development, such proved reserves shall be subdivided into the following classifications and have the following definitions:

             (a) "Proved Developed Reserves" shall mean proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:

                  (1) "Proved  Developed  Producing  Reserves"  which are proved developed reserves which are expected to be produced from existing wells; and



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




                  (2) "Proved Developed Non-Producing Reserves" which are proved developed reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making Hydrocarbons available for production should be relatively small compared to the cost of a new well.

             Additional Hydrocarbons expected to be obtained through the application of improved recovery techniques are included as "Proved Developed Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production responses that increased recovery will be achieved.

             (b) "Proved Undeveloped Reserves" shall mean all reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled; provided that proved reserves for other undrilled units can be claimed where it can be demonstrated with certainty, based on accepted geological, geophysical and engineering studies and data, that there is continuity of production from an existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to any acreage for which improved recovery is contemplated, unless the techniques to be employed have been proved effective by actual tests in the same area and reservoir.

       "Remove", "Removed" or "Removal" shall mean, with reference to the removal of the Managing Partner, the termination of the management powers, duties and responsibilities of the Managing Partner pursuant to Section 6.2 and the removal of the Managing Partner as a Partner.

       "Royalty" shall mean an interest, including an overriding royalty, in gross production or the proceeds therefrom which does not require the owner thereof to bear any of the cost of production, development, operation or maintenance.

       "Sale" shall mean any event or transaction that is, for federal income tax purposes, considered a sale, exchange or abandonment by the NPI Partnership of any NPI Partnership Property.

       "State" shall mean the State of Oklahoma.

       "Substituted   Partner"  shall  mean  any  Person  admitted  to  the  NPI
Partnership as a Partner pursuant to Sections 7.3 and 10.2 of this Agreement.

       "Unit Holders" shall mean those persons who hold a Depositary Unit and who are reflected on the books and records of Geodyne Institutional Depositary Company, as Depositary of the Limited Partnership, as holders of record of Depositary Units as of the close of business at the time of reference thereto.



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       "Unit Holders'  Subscriptions" shall mean the aggregate amount subscribed for by the initial Unit Holders to acquire their Depositary Units in the Limited Partnership.

       "Working Interest" shall mean the interest (whether held directly or indirectly) in a Lease which is subject to some portion of the expense of production, development, operation or maintenance.


                                   ARTICLE TWO
                   Name, Place of Business and Office; Term

          Section 2.1. Name, Place of Business and Office

       The NPI Partnership shall be conducted under the name PW/Geodyne NPI Partnership P-3. The business of the NPI Partnership may, however, be conducted under any other name deemed necessary or desirable by the Managing Partner in order to comply with applicable laws. The office and principal place of business of the NPI Partnership shall be c/o Geodyne Energy Company, 320 South Boston Avenue, The Mezzanine, Tulsa, Oklahoma 74103-3708. The Managing Partner shall record an assumed name or fictitious name certificate in the State and in each state in which it owns property or transacts business when deemed necessary by the Managing Partner.

       The Managing Partner may change the principal place of business and the location of such office and may establish such additional offices as it deems advisable from time to time; provided, however, that in the event the principal place of business of the NPI Partnership shall be changed, the Managing Partner shall give written notice thereof to the Unit Holders.

       Section 2.2.  Purpose

       The business and purpose of the NPI Partnership shall be to acquire, own, hold, manage, trade, sell and exchange Hydrocarbon properties and interests therein of all kinds onshore and offshore in the continental United States, including, without limitation, Net Profits Interests, Royalties, interests in general or limited partnerships, joint ventures and other entities that hold or are formed to acquire interests in such properties or interests; to purchase, lease, own, hold, operate, sell and exchange all equipment, machinery, facilities, systems and plans necessary or appropriate for such purposes; and to do any and all things necessary or proper in connection with or incident to the foregoing activities.

       The NPI Partnership shall continue in force and effect until December 31, 2005, provided that the Managing Partner may extend such term for up to five periods of two years each, or until dissolution prior thereto pursuant to the provisions hereof.




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




                                  ARTICLE THREE
                              Partners and Capital

       Section 3.1.  Managing Partner

       A. The name, address and Capital Contribution of the Managing Partner are set forth in Schedule A attached hereto and are incorporated herein. The Managing Partner shall not be required to make any Capital Contribution except as set forth in Sections 3.1B, 3.4 and 8.2C.

       B. The Managing Partner shall also contribute an amount of cash sufficient to pay its share of costs allocated to it pursuant to Section 5.3 of this Agreement to the extent that the amount of Income allocated to it (and/or the amount of NPI Partnership borrowings incurred on its behalf) is insufficient to pay such costs.

       Section 3.2.  Other General Partner

       The name, address and Capital Contribution of the Limited Partnership are set forth in Schedule A attached hereto and are hereby incorporated herein.

       Section 3.3.  Application of Capital Contributions

       The Managing Partner shall deposit in the NPI Partnership Account the Capital Contributions of the Limited Partnership and the Managing Partner and apply such Capital Contributions to the payment of the Acquisitions Fee. The balance of such Capital Contributions shall be held in the NPI Partnership Account to be applied to the payment of Property Acquisition Costs and, to the extent not payable out of Income or Investment Income, Direct Administrative Costs and other NPI Partnership costs (except General and Administrative Costs) allocable to the Limited Partnership; provided, however, that such funds may be temporarily invested prior to the payment of such costs in accordance with
Section 9.3.

       Section 3.4.  Certain Returns of Capital

       Any portion of the Capital Contribution of the Limited Partnership (except for necessary operating capital) that has not been expended or that is not, or in the determination of the Managing Partner, will not be committed for expenditure by the second anniversary of the Activation of the NPI Partnership will promptly be refunded to the Limited Partnership as a return of part of its Capital Contribution at the earlier of such determination or the second anniversary of the Activation of the NPI Partnership. In addition, the Managing Partner shall contribute cash to the NPI Partnership (with respect to which its Capital Accounts will be credited) in an amount equal to the amount paid to the Managing Partner in respect of the Acquisitions Fee attributable (on a proportionate basis) to the unexpended amount of Capital Contributions so refunded, which cash shall be refunded to the Limited Partnership together with the unexpended Capital Contributions so refunded. Geodyne Production shall be responsible for the obligation of the Managing Partner to contribute cash to the NPI Partnership pursuant to this Section 3.4. All amounts so refunded to the Limited Partnership shall reduce dollar for dollar its Capital Account.

       Section 3.5 NPI Partnership Capital

       A. No Partner shall be paid interest on any Capital Contribution to the NPI Partnership or on such Partner's Capital Account, notwithstanding any disproportion therein as between Partners.

       B. The NPI Partnership shall not redeem any Partner's Interest. Except as provided in Sections 3.4, 6.1, 6.2 and 8.2, no Partner shall have the right to withdraw or receive any return of the Capital Contribution. Under circumstances involving a return of any Capital Contribution, no Partner shall have the right to receive any property other than cash, except as may otherwise be provided in Sections 6.1, 6.2 and 8.2.

       Section 3.6.  Liability of Partners

       Each Partner signatory hereto or subsequently admitted to the NPI Partnership agrees that it shall remain generally liable for any obligation or recourse liability of the NPI Partnership incurred during the period in which it is a Partner. However, all present and future Partners hereby agree among themselves to contribute to each other the amount of funds necessary to effectuate a sharing of such NPI Partnership obligations and recourse liabilities in proportion to each Partner's share of such obligations and liabilities at the time of their accrual.


                                  ARTICLE FOUR
                          Rights, Powers and Duties of
                              The Managing Partner

       Section 4.1.   Management and Control of the NPI Partner

       A. Subject to the Consent of the Limited Partnership as and when required by this Agreement, the Managing Partner, within the authority granted to it under and in accordance with the provisions of this Agreement, shall have the full and exclusive right to manage and control the business and affairs of the NPI Partnership and to make all decisions regarding the business of the NPI Partnership and shall have all of the rights, powers and obligations of a managing general partner of a general partnership under the laws of the State. The Managing Partner shall exercise those powers as a fiduciary to the Limited Partnership.

       B. No other Partner shall participate in the management of or have any control over the NPI Partnership's business nor shall any other Partner have the power to represent, act for, sign for or bind the Managing Partner or the NPI Partnership. The Limited Partnership hereby Consents to the exercise by the Managing Partner of the powers conferred on it by this Agreement.

       Section 4.2.  Authority of the Managing Partner

       A. In addition to any other rights and powers which the Managing Partner may possess under this Agreement and the Act, the Managing Partner shall, except and subject to the extent otherwise provided or limited in this Agreement, have all specific rights and powers required or appropriate to its management of the NPI Partnership's business which, by way of illustration but not by way of limitation, shall include the following rights and powers to:

             (i) expend the Capital Contributions of the Partners and apply NPI Partnership revenues, subject to Section 4.3C of this Agreement, in furtherance of the business of the NPI Partnership;

             (ii) acquire and manage Net Profits Interests and Royalty interests in Hydrocarbon properties and hold all such property and interests in the name of the NPI Partnership; provided, however, that in connection therewith, the Managing Partner shall, contemporaneously with the acquisition of an interest in a Producing Property, or as soon as practicable thereafter, file or cause to be filed for recordation an appropriate conveyance or agreement evidencing the NPI Partnership's interest in such Producing Property in the jurisdiction where such Producing Property is located pursuant to such jurisdiction's Uniform Commercial Code and/or in the real property records of the clerk or recorder of the county in which the Producing Property is situated; and, provided, further, that filings of such conveyances or agreements shall also be made as the Managing Partner believes necessary to establish the NPI Partnership's priority of interest; and, provided, further, Producing Properties may be held in the name of a nominee for the NPI Partnership if such action is deemed necessary by the Managing Partner to facilitate the acquisition and administration of such interest and if such nominee record holder conducts no other business or operations other than holding record title to interests in properties;

            (iii) execute such instruments and agreements, to do such acts, to employ such persons and to contract for such services as the Managing Partner determines are necessary or appropriate to conduct the NPI Partnership's business, including the entering into management and advisory contracts;

            (iv) enter into any partnership agreement, sharing arrangement, or joint venture with any Person acceptable to the Managing Partner and which is engaged in any business or transaction in which the NPI Partnership is authorized to engage, provided that the NPI Partnership shall not be deemed thereby to be an "investment company" for purposes of the Investment Company Act of 1940, as amended;

            (v) subject to Section 4.3B, abandon or otherwise dispose of any interest in Hydrocarbon properties acquired for the NPI Partnership upon such terms and for such consideration as the Managing Partner may determine;

            (vi) sell production payments payable out of all or any part of any one or more of the Producing Properties acquired by the NPI Partnership and to devote and expend the proceeds of any such sale for any of the purposes of the NPI Partnership for which the proceeds of borrowings may be applied;

            (vii) borrow monies from time to time, for the purpose and subject to the limitations stated in Section 4.3C of this Agreement, in the form of recourse or nonrecourse borrowings, or otherwise to draw, make, execute and issue promissory notes and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payments of the sums so borrowed and to mortgage, pledge, or assign in trust all or any part of NPI Partnership Property, including Net Profits Interests and Royalties, production and proceeds of production, or to assign any monies owing or to be owing to the NPI Partnership, and to engage in any other means of financing customary in the petroleum industry; provided, however, that a creditor who makes a nonrecourse loan to the NPI Partnership shall not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital, or property of the NPI Partnership other than as a secured creditor;

            (viii)   invest   Capital   Contributions    temporarily   in   the
      investments set forth in Section 9.3;

            (ix) employ on behalf of the NPI Partnership agents, employees, accountants, lawyers, geologists, geophysicists, landpersons, clerical help, and such other assistance and consulting and other services as may deem necessary or convenient and to pay therefor such remuneration as the Managing Partner may deem reasonable and appropriate;

            (x) incur expenses for travel, telephone, telegraph, insurance, and for such other things, whether similar or dissimilar, as may be deemed necessary or appropriate for carrying on and performing the business of the NPI Partnership;

            (xi) enter into such agreements and contracts with such parties and to give such receipts, releases, and discharges with respect to any and all of the foregoing and any matters incident thereto as the Managing Partner may deem advisable or appropriate;

            (xii) guarantee the payment of money or the performance of any contract or obligation by any person, firm, or corporation on behalf of the NPI Partnership;

            (xiii) sue and be sued, complain and defend in the name and on behalf of the NPI Partnership;

            (xiv) make such classifications and determinations as the Managing Partner deems advisable, having due regard for any relevant generally accepted accounting principles and oil and gas industry practices;

            (xv) purchase insurance, or extend the Managing Partner's or its Affiliates' insurance, at the NPI Partnership's expense, to protect the NPI Partnership Property and the business of the NPI Partnership against loss, and to protect the Managing Partner against liability to third parties arising out of NPI Partnership activities, such insurance to be in such limits, to be subject to such deductibles and to cover such risks as the Managing Partner deems appropriate;

            (xvi) pay all ad valorem taxes levied or assessed against the NPI Partnership Properties, all taxes upon or measured by the production of Hydrocarbons therefrom, and all other taxes (other than income taxes) directly related to operations conducted by the NPI Partnership;

            (xvii) enter into agreements on behalf of the NPI Partnership with Affiliates subject to the limitations set forth in Section 4.3C;

            (xviii) sell a portion or all or substantially all of the properties and other assets of the NPI Partnership to itself, or any of its Affiliates or Affiliated Programs or any other person and to receive for the NPI Partnership consideration consisting of cash, securities, other property or any other form of consideration, or any combination thereof, at such prices and for such forms of consideration as it deems in the best interests of the Unit Holders; provided, however, that no such sale shall be consummated without the prior Consent of the Limited Partnership pursuant to the provisions of Section 4.4B of this Agreement. In the event of the dissolution of the NPI Partnership followed by any such sale of the NPI Partnership's assets, the Managing Partner shall, subject to the provisions of Section 8.2 of this Agreement, be appointed the liquidating agent for the NPI Partnership;

             (xix) make, exercise or deliver any general assignment for the benefit of the NPI Partnership's creditors, but only upon the prior Consent of the Limited Partnership pursuant to the provisions of Section 4.4B;

             (xx) take such other action and perform such other acts as may be deemed appropriate to carry out the business of the NPI Partnership; and

             (xxi) inform each other Partner of all administrative and judicial proceedings for an adjustment at the NPI Partnership level for partnership tax items and forward to each other Partner within 30 days of receipt all notices received from the Internal Revenue Service regarding the commencement of a partnership level audit or a final partnership administrative judgment, and Geodyne Production shall perform all duties imposed by Sections 6221 through 6232 of the Code as the "tax matters partner" of the NPI Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings (including windfall profit tax audits) with respect to NPI Partnership items; the power to extend the statute of limitations for all Partners with respect to NPI Partnership tax items; and (b) the power to file a petition with an appropriate federal court for review of a final partnership administrative adjustment.

       B. No person, firm or corporation dealing with the NPI Partnership shall be required to inquire into the authority of the Managing Partner to take or refrain from taking any action or make or refrain from making any decision, but any person so inquiring shall be entitled to rely upon a certificate of the Managing Partner as to its due authorization.

       Section 4.3. Sales, Purchases and Management of Net Profits Interests and Royalties; Additional Financing

       A. The provisions of Section 4.3C notwithstanding, if one or more Affiliated Programs intends to acquire Working Interests, acquisitions of Net Profits Interests by the NPI Partnership may be made in connection with such Affiliated Program's acquisitions of Working Interests. Net Profits Interests acquired by the NPI Partnership may either be carved-out of the Affiliated Program's Working Interests or reserved from the limited partnership Affiliate's Working Interests by the sellers of such Working Interests on such basis as the Managing Partner determines. Any Net Profits Interest acquired by an NPI Partnership may not exceed 75% of the net profits attributable to the aggregate Working Interests in the Producing Properties acquired by the NPI Partnership and Affiliated Program together. The primary factor in determining the sharing of net profits between the Working Interests acquired by the Affiliated Program and the Net Profits Interest acquired by the NPI Partnership will be the amount of money contributed to each acquisition by each purchaser. In fixing such sharing percentages, the Managing Partner need not give special consideration to risks associated with the ownership of the Working Interests or to costs of equipment which will be owned by the Affiliated Program as Working Interest owners if such costs will be amortized against the proceeds of oil and gas production in arriving at the amount of net profits from which the NPI
Partnership's (as Net Profits Interest holder) share of production is determined. If the NPI Partnership acquires a Royalty interest in a Producing Property in which a Working Interest is acquired by the Affiliated Program, each participant's portion of the purchase price will be determined on the basis of an appraisal by the Managing Partner's petroleum reservoir engineer of the fair market values of the respective interests in the property being acquired (taking into account the tax consequences applicable to the several participants). If the Managing Partner or an Affiliate other than an Affiliated Program acquires an interest in any such property acquisition, such appraisal will be performed by an independent petroleum engineer and if the aggregate revenue interest of the Managing Partner and its Affiliates in any Affiliated Program participant in such a property acquisition is greater than their aggregate revenue interest in the NPI Partnership, then with respect to the property interests so acquired the greater aggregate revenue interest shall be reduced so as not to exceed the lesser revenue interest.

       B. Net Profits Interests and Royalties whose purchase price exceeds 10% of the Unit Holders' Subscriptions to the Limited Partnership may be acquired by the NPI Partnership only if an Acquisition Reserve Report or an Engineering Audit Letter has been prepared and evaluated with respect thereto.

       C. Neither the Managing Partner nor any Affiliate shall sell, transfer or convey any or all of its interest in a Producing Property (including any Net Profits Interests and any Royalty interest therein) to the NPI Partnership or purchase or acquire any oil and gas properties or interest from the NPI Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Limited Partnership under the circumstances at the time such transaction is consummated. Such transactions shall be further subject to the following restrictions:

             (i) Prior to the date on which the NPI Partnership has fully expended that portion of its Capital Contribution available for the acquisition of Net Profits Interests and Royalties, neither the Managing Partner nor any Affiliate of the Managing Partner (other than an Affiliated Program) shall acquire an interest in any Producing Property after the Activation of the NPI Partnership unless prior thereto the NPI Partnership shall have been offered the right to acquire an interest in such Producing Property, or an interest therein, and the Managing Partner shall have determined that the acquisition of an interest in such Producing Property is not in the best interests of the NPI Partnership;

             (ii) Any purchase or sale of an interest in a Producing Property from or to the Managing Partner or any Affiliate shall be made at the Property Acquisition Cost for an interest in such Producing Property as adjusted for intervening operations, unless the Managing Partner or such Affiliate has reasonable grounds to believe that cost is materially more or less than the fair market value of such property, in which case such sale or purchase shall be made at a price equal to the fair market value thereof as determined by an independent petroleum engineer;

             (iii) If the Managing Partner or its Affiliates sells, transfers or conveys any oil, gas or other mineral interests or property (including Net Profits Interests and Royalties) to the NPI Partnership, it must, at the same time, sell to the NPI Partnership an equal proportionate interest in all its other property in the same Prospect. A Sale or conveyance to the NPI Partnership of less than the entire ownership interest of the Managing Partner or any Affiliate is only permitted if:
       (a) the interests retained or obtained by the Managing Partner or Affiliate and acquired by the NPI Partnership are either (x) proportionate, uniform and undivided Net Profits Interests if the interest in a Producing Property acquired by the NPI Partnership is a Net Profits Interest or (y) proportionate, uniform and undivided Royalty interests if the interest in a Producing Property acquired by the NPI Partnership is a Royalty, (b) the respective obligations of the Managing Partner or Affiliate and the NPI Partnership are substantially the same, and (c) the interest of the Managing Partner or its Affiliate in revenues does not exceed the amount proportionate to its interest. The Managing Partner and its Affiliate may not retain or obtain any overrides or other burdens on the interest obtained by the NPI Partnership, and may not enter into any Farmouts with respect to its retained interest, except to nonaffiliated third parties or to an Affiliated Program;

            (iv) In the event the Managing Partner or any Affiliate proposes to acquire an interest in a Prospect in which the NPI Partnership has an interest or in a Prospect abandoned by the NPI Partnership within one year preceding such proposed acquisition, the Managing Partner or Affiliate shall offer the interest to the NPI Partnership; and if cash or financing is not available to the NPI Partnership to purchase such interest, neither the Managing Partner nor Affiliate shall acquire an interest in such Prospect. The term "abandon" for the purpose of this subparagraph shall mean the termination, either voluntary or by operation of the Lease or otherwise, of all of the NPI Partnership's interest in the Prospect. This subsection shall not apply after the lapse of five years of the Activation of the NPI Partnership or to any Affiliated Program where the interest of the Managing Partner or an Affiliate is less than or equal to its interest in the NPI Partnership, there are no duplication of fees to the Managing Partner or an Affiliate, and the Managing Partner or an Affiliate does not obtain a greater benefit from purchase of the interest by the Affiliated Program than it would if the interest were purchased by the NPI Partnership;

            (v) During the existence of the NPI Partnership and before it has ceased operations, neither the Managing Partner nor any Affiliate (excluding any Affiliated Program where the interest of the Managing Partner or an Affiliate is less than or equal to its interest in the NPI Partnership) shall acquire, retain or drill for its own account any oil and gas interest in any Prospect upon which the NPI Partnership possesses an interest, except for transactions which comply with Section 4.3C(iii). The geological limits of a Prospect shall be enlarged or contracted on the basis of subsequently acquired geological data to define the productive limits of a reservoir and shall include all of the acreage determined by the subsequent data to be encompassed by such reservoir. If the geological limits of a Prospect, as so enlarged, encompass any interest held by the Managing Partner or an Affiliate of the Managing Partner (excluding an Affiliated Program where the interest of the Managing Partner or an Affiliate is identical to or less than its interest in the NPI Partnership), such a Net Profits Interest therein shall be sold to the NPI Partnership in accordance with the provisions of Section 4.3C(iv) and any net income previously received by the Managing Partner or Affiliate shall be paid over to the NPI Partnership. If the Managing Partner or an Affiliate acquires additional acreage or interests in a Prospect of the NPI Partnership, it must sell such to the NPI Partnership and is prohibited from retaining any such interest, except as may be permitted by
      Section 4.3C. Notwithstanding the foregoing, neither the NPI Partnership nor the Limited Partnership will be required to expend additional funds to acquire any such interest unless funds are available from the Capital Contributions of the Partners;

             (vi) If a Net Profits Interest or Royalty held by the NPI Partnership burdens undeveloped acreage in which an Affiliated Program owns an interest, the owner of such undeveloped leasehold interest shall have the right to farm out all or a portion of the

      Working Interest constituting such undeveloped leasehold interest, and if the Working Interest remaining or reverting to the owner of the undeveloped leasehold interest is reduced by such Farmout, the Net Profits Interest or Royalty shall be proportionately reduced, but shall share proportionately in any benefits derived from such Farmout. In the event a Net Profits Interest does not, by its terms, provide the specific consequences of a Farmout of the Working Interest constituting such undeveloped leasehold interest and if such undeveloped leasehold interest is farmed out to an Affiliate, the Managing Partner may subordinate the NPI Partnership's Net Profits Interest to such Farmout, provided that the Net Profits Interest shall burden any Working Interest or other interest retained by, or which may revert to, the owner of the undeveloped leasehold interest pursuant to any such Farmout. The terms of the Farmout will be consistent with and no less favorable to the NPI Partnership than the terms of Farmouts prevalent in the geographic area for similar arrangements.

             (vii) Any  operating  agreements  pursuant  to which  the  Managing
       Partner or any Affiliate acts as operator of Producing Properties burdened with a Net Profits Interest owned by the NPI Partnership, shall be of a nature customary in the industry and payments to the Managing Partner or any Affiliate for acting as operator shall not exceed the compensation which would be paid by unaffiliated third parties in the same geographic area for similar goods and services. Reimbursement of the Managing Partner's overhead pursuant to such operating agreement will not be duplicative of any reimbursement of General and Administrative Costs made pursuant to Section 5.2; and

             (viii) To the extent the Managing Partner or any Affiliate acquires an interest in a Producing Property in which the NPI Partnership acquires an interest, the Managing Partner or Affiliate shall pay its allocable portion of the cost of the preparation of the Acquisition Reserve Report or Engineering Audit Letter, as the case may be, respecting such Producing Property.

       D. If the Managing Partner determines that funds in addition to the Capital Contributions to the NPI Partnership are required for the payment of NPI Partnership costs (other than Property Acquisition Costs), the Managing Partner may apply or reserve Income or Investment Income for the payment of such NPI Partnership costs and/or the Managing Partner may cause the NPI Partnership to borrow funds for the payment of such costs; provided, however, that the aggregate outstanding principal amount of such borrowings shall not at any one time exceed an amount equal to 5% of the Unit Holders' Subscriptions to the Limited Partnership.

       E. The Managing Partner shall have the authority to secure the payment of borrowings incurred by it for its own account or for purposes of paying its allocable share of NPI Partnership costs by assigning to lenders all or part of its interest in Profits and Distributable Cash; provided, however, that the Managing Partner, shall retain unencumbered at least a 1% interest in Profits and Distributable Cash. Notwithstanding anything to the contrary in this Agreement, in the event of any sale or foreclosure of the Managing Partner's interest in full or partial satisfaction of such borrowings: (i) appropriate adjustments shall be made in the Capital Accounts of the Partners and in the method by which Income and costs are allocated to the Partners to assure that the Limited
Partnership will not bear any of the costs attributable to such sold or foreclosed interest and that the Managing Partner will not share or participate in any of the capital, Income, costs or distributions attributable to such sold or foreclosed interest except to the extent of the unencumbered interest retained by the Managing Partner; and (ii) the Limited Partnership's share of General and Administrative Costs and Direct Administrative Costs shall not be increased as a result of such sale or foreclosure. The Managing Partner shall indemnify the Limited Partnership against any expenses resulting from a sale or foreclosure of the Managing Partner's interest.

       Section 4.4.  Prohibited Transactions

       A. Notwithstanding any other provision of this Agreement to the contrary, the following transactions are expressly prohibited:

             (i) the NPI Partnership shall not make any loans to the Managing Partner or any Affiliate;

             (ii) neither the Managing Partner nor any Affiliate shall make any loans to the NPI Partnership except at a rate of interest not in excess of the interest cost incurred by the Managing Partner or Affiliates or the amount of interest that would be charged to the NPI Partnership (without regard to the Managing Partner's or Affiliate's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, whichever is lower, and the Managing Partner and Affiliates shall not receive points or financing charges or fees regardless of the amount;

             (iii) except as expressly contemplated hereby, no agent, attorney, accountant or other independent consultant or contractor who is also employed on a full-time basis by the Managing Partner or any Affiliate shall be compensated by the NPI Partnership for his or her services;

             (iv) other than those received for the account of the NPI Partnership, no rebates may be received by the Managing Partner or any Affiliate in connection with NPI Partnership operations or expenditures, nor may the Managing Partner or any Affiliate participate in any reciprocal business arrangement that would circumvent any of the provisions of this Agreement;

             (v) on a monthly basis, costs paid and revenues received by the Managing Partner or an Affiliate for the account of the NPI Partnership shall be determined and the net amount resulting from such monthly settlement shall be deposited into a NPI Partnership Account and no funds which, after such monthly settlement, are determined to be held for the account of the NPI Partnership shall be kept in any account other than a NPI Partnership Account, and the Managing Partner shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the NPI Partnership; it being understood that the Managing Partner may invest NPI Partnership funds temporarily in the investments set forth in Section 9.3 of this Agreement pending their use by the NPI Partnership. After such monthly settlement, NPI Partnership funds may not be commingled with separate funds of the Managing Partner or any other entity; and

             (vi) the Limited Partnership shall not make any advance payment to the Managing Partner or its Affiliates.

       B. Notwithstanding any other provision of this Agreement to the contrary, without the prior Consent of the Limited Partnership granted pursuant to the provisions of Article Eleven of this Agreement and the provisions of the Limited Partnership Agreement, the Managing Partner shall not:

             (i) lease, sell, or dispose of all or substantially all of the NPI Partnership's assets;

             (ii) make, exercise or deliver any general assignment for the benefit of the NPI Partnership's creditors;

             (iii) except as set forth in Section 10.1A, amend any provision of this Agreement; or

             (iv) dissolve the NPI Partnership.

       Section 4.5  Other Agreements of the Managing Partner

       Anything in this Agreement to the contrary notwithstanding, it is agreed that:

             (i) the Managing Partner and its Affiliates shall not take any action with respect to the assets or property of the NPI Partnership which does not benefit exclusively the NPI Partnership, including:

                  (a)   the   utilization   of   NPI   Partnership   funds   as
             compensating balances for the benefit of the Managing Partner or an Affiliate of the Managing Partner; and

                  (b)   the commitment of future production;

             (ii) all benefits from marketing arrangements or other relationships affecting property of the Managing Partner or its Affiliate and the NPI Partnership shall be fairly and equitably apportioned according to the respective interests of each;

       Section  4.6.       Contracts    with   the    Managing    Partner   and
Affiliates

       All services provided to the NPI Partnership by the Managing Partner or any Affiliate for which it is compensated shall be embodied in a written contract precisely setting forth the services to be rendered and the compensation to be paid. Each contract relating to a transaction between the NPI Partnership and the Managing Partner or any Affiliate shall contain a provision which shall permit termination of the contract by the NPI Partnership without penalty on 30 days' prior written notice. The Limited Partnership shall have the power to terminate, without cause or penalty, any such contract on behalf of the NPI Partnership.

       Section 4.7.    Other Operations

       The Managing Partner shall devote such time to the NPI Partnership as is reasonably required to carry on the NPI Partnership business, and the Managing Partner and its Affiliates shall at all times be free, subject to any restrictions contained herein, to engage in all aspects of the Hydrocarbons and natural resources business for their own accounts and for the accounts of others. The Managing Partner will meet all fiduciary obligations that it owes to the Limited Partnership and the Unit Holders. Without limiting the generality of the foregoing, the Managing Partner and its Affiliates shall have the right to organize and operate other partnerships, joint ventures or other oil and gas investment programs similar to the Limited Partnership and the NPI Partnership.

       Section  4.8.       Prosecution,   Defense  and  Settlement  of  Claims;
Indemnification

       A. The Managing Partner shall arrange to prosecute, defend, settle or compromise actions at law or in equity at the expense of the NPI Partnership as may be necessary to enforce or protect the interests of the NPI Partnership. The Managing Partner shall satisfy any judgment, decree, decision or settlement, first, out of any insurance proceeds available therefor, next, out of the NPI Partnership assets and Income, and, finally, out of the assets of the Managing Partner and the general partner of the Limited Partnership.

       B. The Managing Partner and its Affiliates shall have no liability to the NPI Partnership or to any Partner or Unit Holders for any loss suffered by the NPI Partnership which arises out of any action or inaction of the Managing Partner or its Affiliates if the Managing Partner and its Affiliates, in good faith, determined that such course of conduct was in the best interests of the NPI Partnership and such course of conduct did not constitute negligence or misconduct of the Managing Partner or its Affiliates. The Managing Partner and its Affiliates shall be indemnified by the NPI Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the NPI Partnership, provided that the same were not the result of negligence or misconduct on the part of the Managing Partner or its Affiliates. Any indemnification under this Section 4.8 shall be satisfied solely out of the Assets and Income of the NPI Partnership. All amounts payable under this Section 4.8 shall be a liability of the NPI Partnership only and no Unit Holders or Limited Partners will have any liability therefor.

       C. Notwithstanding the above, the Managing Partner and its Affiliates and any Person acting as a broker-dealer shall not be indemnified for liabilities arising under federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations and the court approves such indemnification and the litigation costs thereof; or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court approves such indemnification and the litigation costs thereof. In any such case, the Managing Partner shall apprise the court of the current published positions, if any, of the federal, the Massachusetts State Securities Administrators and other applicable state securities administrators regarding indemnification of program sponsors prior to obtaining court approval of any such indemnification.

       D. The NPI Partnership shall not incur the costs of that portion of insurance which insures the Managing Partner for any liability as to which the Managing Partner is prohibited from being indemnified under Section 4.8.

       E. For purposes of this Section 4.8, the term Affiliate shall include only those Affiliates, as defined in Article I, performing services on behalf of the NPI Partnership.

                                  ARTICLE FIVE
                       Distributions, Fees and Allocations

       Section 5.1.  Distributions of NPI Partnership Funds

       The Distributable Cash of the NPI Partnership shall be distributed simultaneously to the Limited Partnership and the Managing Partner within 45 days after the close of each calendar quarter. Each Partner's share of each such distribution of Distributable Cash other than as specified in Section 5.3G shall be based on the ratio of their respective positive Capital Account balances, such balances being determined after giving effect to the allocations set forth in Sections 5.3 and 5.4 for such period. All distributions of Distributable Cash, including sales proceeds pursuant to Section 5.3G, shall reduce dollar-for-dollar the balances of the Partners' Capital Accounts.

       Section 5.2.       Fees and  Reimbursement  of Expenses to the  Managing
Partner

       Geodyne Energy shall receive as Managing Partner (1) upon Activation and on a nonrecurring basis, the Acquisitions Fee in an amount equal to 3.5% of the Unit Holders' Subscriptions; and (2) reimbursement for Direct Administrative
Costs billed directly to the Managing Partner and General and Administrative Costs incurred by the Managing Partner or its Affiliates allocable to the NPI Partnership, except to the extent that the Managing Partner or its Affiliate is otherwise reimbursed for such costs through the payment of Property Acquisition Costs or otherwise. The aggregate amount of General and Administrative Costs allocable to the accounts of the Unit Holders for which the Managing Partner will be reimbursed by the NPI Partnership and the General Partner by the Limited Partnership will not (a) in the first 12 months following Activation of the NPI Partnership, exceed an amount equal to 2.5% of the Unit Holders' Subscriptions, and (b) in any succeeding 12 month period, exceed an amount equal to 1% of the Unit Holders' Subscriptions.

       Section  5.3.   Allocation   of  Income,   Investment   Income,   Gains,
Losses, Deductions and Credits

       A. The Income, Investment Income, gains, losses, deductions, credits and costs of the NPI Partnership shall be determined and allocated with respect to each Fiscal Year of the NPI Partnership as of and within 75 days after the end of such Fiscal Year.

       B. Except as otherwise provided in this Article Five

         (i) 100% of Investment Income, Property Acquisition Costs, and the Acquisitions Fee referred to in Section 5.2(1) shall all be allocated to, and borne by, the Limited Partnership. 100% of Organization and Offering Costs shall be allocated to, and borne by, the Managing Partner. Except as otherwise provided in this Section 5.3B(i) and Sections 5.3B(ii) and (iii), Income, gain, General and Administrative Costs, and Direct Administrative Costs and other losses, deductions and credits shall be allocated among, and borne by, the Partners in the following percentages:

               (a)  Until Payout:
                    Limited Partnership                     95.9596%

                    Geodyne Energy                           4.0404%

               (b)  After Payout:
                    Limited Partnership                     85.8586%

                    Geodyne Energy                          14.1414%

         (ii) As used in this subsection, the "Property Investment Period" shall mean that period which begins with the first day of the calendar quarter following either (i) the calendar quarter during which 90% of the NPI Partnership's capital available for purchasing Net Profits Interests and Royalties has been so expended, or (ii) the calendar quarter in which 50% of the NPI Partnership's capital available for purchasing Net Profits Interests and Royalties has been so expended, as the Managing
               Partner shall elect, and terminates at Payout. Notwithstanding anything to the contrary contained herein, if, at Payout, the total amount of cash distributions by the Limited Partnership to the Unit Holders from the commencement of the Property Investment Period have averaged on a twelve-month basis an amount that is less than 12% of the Unit Holders' Subscriptions, the percentage of Income, and costs which are shared in the same proportions as Income, allocated to the Managing and General Partners will increase to only 10% and the Unit Holders will be allocated 90% thereof until such time, if ever, that the distributions to the Unit Holders from the commencement of the Property Investment Period reaches a twelve-month average equal to at least 12% of the Unit Holders' Subscriptions, at which time Income, gain and costs and other losses, deductions and credits shared in the same proportions as Income will be allocated 14.1414% to the Managing Partner and 85.8586% to the Limited Partnership.

          (iii)For purposes of the allocations set forth in Section 5.3B(ii) of this Agreement, the amount of cash distributed to the Limited Partnership for purposes of determining the return on the Unit Holders' Subscriptions to the Limited Partnership shall not include any amounts attributable to the NPI Partnership's payment of any windfall profits tax.

         (iv) Notwithstanding anything to the contrary contained herein, if and to the extent the NPI Partnership sells any Royalty or Net Profits Interest and applies any portion of the proceeds thereof to the purchase of any additional Royalties or Net Profits Interests, the Property Acquisition Costs of the additional Producing Property shall be allocated to and considered charged to the Managing Partner and Limited Partnership in the same proportions that such portion of sale proceeds would have been distributed to them, had the sale proceeds been distributed.

       C. All items of Income, gain, loss, expense, deduction and credit and all recapture of any such deductions and credits shall be allocated and charged or credited to the Partners in the same manner that the revenues, costs or expenses giving rise to such items of income, gain, loss, deduction and credit are allocated and charged. Federal income tax deductions for cost or percentage depletion with respect to any Producing Property shall be determined at the Partner level and shall be determined in the case of percentage depletion on the same basis that the Income from the Producing Property is allocated; and the NPI Partnership shall allocate, under Section 613A(c)(7)(D) of the Code, its adjusted basis in each Producing Property to the Partners in proportion to the interest of each in the NPI Partnership capital ultimately used to acquire that property. If such allocation of basis is not permitted under the Code, the basis of each such property shall be allocated in the manner which the Managing Partner deems will most closely achieve the result intended above.

       D. Capital Accounts shall be established and maintained for each Partner in accordance with tax accounting principles and with valid regulations issued by the U.S. Treasury Department under subsection 704(b) of the Code (the "704 Regulations"). To the extent that tax accounting principles and the 704 Regulations may conflict, the latter shall control. In connection with the establishment and maintenance of such Capital Accounts, the following provisions shall apply:

            (i) Each Partner's Capital Account shall be (i) increased by the amount of its Capital Contribution, the fair market value of property contributed by it to the NPI Partnership (net of liabilities securing such contributed property that the NPI Partnership is considered to assume or take subject to under section 752 of the Code) and allocations to it of Income and gain (except to the extent such Income or gain has previously been reflected in its Capital Account by adjustments thereto) and (ii) decreased by the amount of Distributable Cash including sales proceeds distributed to it, the fair market value of property distributed to it by the NPI Partnership (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under section 752 of the Code) and allocations to it of NPI Partnership loss, deduction (except to the extent such loss or deduction has previously been reflected in its Capital Account by adjustments thereto) and expenditures described in section 705(a)(2)(B) of the Code.

            (ii) In the event NPI Partnership Property is distributed to a Partner, then, before the Capital Account of such Partner is adjusted as required by clause (I) of this Section 5.3D, the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized Income, gain, loss and deduction inherent in such NPI Partnership Property (that has not been reflected in such Capital Accounts previously) would be allocated among the Partners if there were a taxable disposition of such NPI Partnership Property for its fair market value on the date of distribution.

            (iii) If, pursuant to this Agreement, NPI Partnership Property is reflected on the books of the NPI Partnership at a book value that differs from the adjusted tax basis of such NPI Partnership Property, then the Partners' Capital Accounts shall be adjusted in accordance with the 704 Regulations for allocations to the Partners of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to such NPI Partnership Property.

            (iv) The Partners' Capital Accounts shall be reduced by a simulated depletion allowance computed on each oil or gas property using either the cost depletion method or the percentage depletion method (without regard to the limitations under the Code which could apply to less than all Partners); provided, however, that the choice between the cost depletion method and the percentage depletion method shall be made on a property-by-property basis and such choice shall be binding for all NPI Partnership taxable years during which such oil or gas property is held by the NPI Partnership. Such reductions for depletion shall not exceed the aggregate adjusted basis allocated to the Partners and Unit Holders with respect to such oil or gas property. Such reductions for depletion shall be allocated among the Partners' Capital Accounts in the same proportions as the adjusted basis in the particular property is allocated to each Partner. Upon the taxable disposition of an oil or gas property by the NPI Partnership, the NPI Partnership's simulated gain or loss shall be determined by subtracting its simulated adjusted basis (aggregate adjusted tax basis of the Partners less simulated depletion allowances) in such property from the amount realized on such disposition and the Partners' Capital Accounts shall be increased or reduced, as the case may be, by the amount of the simulated gain or loss on such disposition in proportion to the Partners' allocable shares of the total amount realized on such disposition.

             (v) For purposes of determining the Capital Account balance of any Partner as of the end of any NPI Partnership taxable year for purposes of Subsection 5.3I hereto, such Partner's Capital Account shall be reduced by:

                  (a) Adjustments  that, as of the end of such year,  reasonably are expected to be made to such Partner's Capital Account pursuant to paragraph (b)(2)(iv)(k) of the 704 Regulations for depletion allowances with respect to oil and gas properties of the NPI Partnership, and

                  (b) Distributions that, as of the end of such year, reasonably are expected to be made to such Partner pursuant to Code section 704(e)(2), Code section 706(d), and paragraph (b)(2)(ii) of section 1.751-1 of regulations promulgated under the Code, and

                  (c) Distributions that, as of the end of such year, reasonably are expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's Capital Account that reasonably are expected to occur during (or prior to) the NPI Partnership taxable years in which such distributions are expected to be made.

       E. The Capital Accounts of those Partners which are charged with an expense of the NPI Partnership shall be credited with any portion of that expense which is finally determined, judicially or administratively, to be nondeductible for federal income tax purposes, less any amortization or depreciation thereof incurred prior to the date that the credit is made.

       F. In allocating Income and costs for any Fiscal Year in which the ratio for sharing Income and costs changes pursuant to Section 5.3B(i), the allocations of Income and costs shall be made, and the books of the NPI
Partnership shall be closed, as soon as practicable after the date Payout occurs, to determine each Partner's share of pre-change Income and costs and each Partner's share of post-change Income and costs for that Fiscal Year.

       G. Proceeds received from the Sale or transfer of all or any part of the NPI Partnership's Net Profits Interest or Royalties shall be distributed 100% to the Limited Partnership to the extent of its adjusted basis in such sold or transferred NPI Partnership Property. Proceeds in excess of said amount shall be distributed 100% in accordance with the percentages set forth in Section 5.3B(i)(a) and (b), except that, notwithstanding the provisions of Section 5.3F and solely for purposes of this Section 5.3G, where the proceeds from such Sale are distributed to the Partners and a portion of the Distributable Cash attributable to such Sale proceeds is sufficient in amount to cause Payout to occur in accordance with the allocation percentages in effect until Payout, Payout shall be deemed to occur such that Income and Distributable Cash attributable to the portion of such Sale proceeds in excess of the portion of Sales proceeds sufficient in amount to cause Payout to occur shall be allocated in accordance with the allocation percentages in effect after Payout.

       H. Notwithstanding any other provision of this Agreement, if, under any provision of this Agreement, the Capital Account of any Partner is adjusted to reflect the difference between the basis to the NPI Partnership of NPI Partnership Property and such NPI Partnership Property's fair market value, then all items of Income, gain, loss, and deduction with respect to such NPI Partnership Property shall be allocated among the Partners so as to take account of the variation between the basis of such NPI Partnership Property and its fair market value at the time of the adjustment to such Partner's Capital Account in accordance with the requirements of subsection 704(c) of the Code, or in the same manner as provided under subsection 704(c) of the Code.

       I. Notwithstanding anything to the contrary stated herein,

             (i) Subject only to the provisions of Section 5.3J, there shall be allocated to the Managing Partner, any item of loss, deduction, credit or allowance that, but for this Section 5.3I, would have been allocated to the other General Partner that is not obligated to restore any deficit balance in such Partner's Capital Account and would have thereupon caused or increased a deficit balance in such Partner's Capital Account as of the end of the NPI Partnership's taxable year to which such allocation related (after taking into consideration the provisions of Subsection 5.3D(v) hereof);

             (ii) Any General Partner that is not obligated to restore any deficit balance in such Partner's Capital Account who unexpectedly receives an adjustment, allocation or distribution specified in Subsection 5.3D(v) hereof shall be allocated items of Income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; and

             (iii) In the event any allocations of loss, deduction, credit or allowance are made to the Managing Partner pursuant to clause (i) of this Subsection 5.3I, the Managing Partner shall be subsequently allocated all items of Income and gain until the aggregate amount of such allocations of Income and gain is equal to the aggregate amount of any such allocations of loss, deduction, credit or allowance allocated to such Partners pursuant to clause (1) of this Subsection 5.3I.

       J. In the event there is a net decrease in the "minimum gain," as that term is defined in the 704 Regulations, of the NPI Partnership during an NPI Partnership taxable year, all Partners with deficit Capital Account balances at the end of such year shall be allocated, before any other allocation is made under this Article Five, Income and gain of the NPI Partnership for such taxable year (and, if necessary, subsequent years) in the amount and in the proportion necessary to eliminate such deficits as quickly as possible. The allocations required by this Section 5.3J shall be made as required by and in accordance with Section l.704-1(b)(4)(iv)(e) of the 704 Regulations. It is intended that the provision set forth in this Section 5.3J will constitute a "minimum gain chargeback" as described in Section 1.704-l(b)(4)(iv)(e) of the 704 Regulations. The 704 Regulations shall control in the case of any conflict between the 704 Regulations and this Section 5.3J.

       Section 5.4.   Determinations of Allocations and Distributions

       Distributable Cash, Income, Investment Income, costs, deductions, Profits and Losses allocable to the Partners shall be distributed or allocated, as the case may be, to the Persons who were Partners, as of the last day of the fiscal period for which the distribution or allocation is to be made, except that in any fiscal period in which a Partner sells, assigns or transfers all or any part of such Partner's Interest to any Person who during the fiscal period is admitted as a Substituted Partner, the Distributable Cash, Income, Investment Income, costs, deductions, Profits and Losses attributable to the Interest so sold, assigned or transferred shall, subject to the provisions of Section 7.3 of this Agreement, be allocated between the transferor and the transferee on the basis of the number of days in the fiscal period before the admission, and on and after the admission, of the transferee as a Substituted Partner; provided, however, that the Distributable Cash attributable to a Sale of a Net Profits Interest or Royalty shall be distributed to those Partners who are Partners on the day the distribution of such Distributable Cash occurs. The Managing Partner shall inform the other Partners of the occurrence and terms of any such Sale by the NPI Partnership as soon as practicable after such Sale has been consummated.


                                   ARTICLE SIX
                   Withdrawal or Removal of Managing Partner

       Section 6.1.  Transferability of Managing Partner's Interest

       A. Upon 120 days Notification to all other Partners, the Managing Partner may retire or withdraw from the NPI Partnership as Managing Partner, subject to its obligation to pay all costs and expenses incurred by the NPI Partnership by virtue of such retirement or withdrawal. In addition, there may be substituted in its stead as Managing Partner any entity that has, by merger, consolidation or otherwise, acquired substantially all of the Managing Partner's assets or capital stock and continued its business.

       B. Subject to Section 11.1 of this Agreement, upon the Consent of the Limited Partnership, which shall be given if the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units is obtained, the Managing Partner may assign or transfer its Managing Partner Interest; provided, however, that no such consent shall be required in connection with an assignment or transfer pursuant to the merger, consolidation or transfer of all or substantially all of the assets of the Managing Partner.

       C. The Managing Partner may, upon at least 90 days' Notification to the Limited Partnership, cause the NPI Partnership to distribute, in partial liquidation of its Interest in the NPI Partnership, to the Managing Partner fractional, undivided interests in the Net Profits Interests and Royalties of the NPI Partnership (such interest of the Managing Partner in a Net Profits Interest or Royalty distributed is hereinafter referred to as the "Distributed Interest") up to an aggregate interest equal in value to 75% of the value of the Net Profits Interests and Royalties of the NPI Partnership that it would have been entitled to upon a hypothetical liquidation of the NPI Partnership after application of the provisions of Section 8.2 (the interest in a Net Profits Interest or Royalty of the Managing Partner retained in the NPI Partnership is hereinafter referred to as the "Retained Interest"); provided, however, that no such distribution shall occur (i) more than once, (ii) prior to seven years after the Activation of the NPI Partnership and (iii) unless the Managing Partner obtains an opinion of counsel to the NPI Partnership to the effect that such distribution will not result in any material adverse tax consequence to the Unit Holders. Notwithstanding anything to the contrary in this Agreement, in the event that any such distribution is made, the Managing Partner shall:

       (1) make appropriate adjustments in the Capital Accounts of the Partners and in the allocation of NPI Partnership Income and costs to assure that the Managing Partner will not share or participate in any of the capital, costs, Income, or distributions attributable to the Net Profits Interests and Royalties of the NPI Partnership except to the extent of the Retained Interest of the Managing Partner;

       (2) not voluntarily or otherwise dispose of its Distributed Interest unless the undivided interest of the NPI Partnership in such Net Profits Interests and Royalties is also sold or disposed of for a proportionately equivalent consideration;

       (3)   ensure  that  the  Limited   Partnership's  share  of  General  and
             Administrative Costs and Direct Administrative Costs does not increase as a result of such withdrawal; and

       (4) indemnify the Limited Partnership against any expenses resulting from such withdrawal.

       Section 6.2. Removal of the Managing Partner

       The power shall be vested in the Limited Partnership to remove at any time the Managing Partner. The power shall be vested in the Limited Partnership to consent to the admission of a successor Managing Partner following the removal of the Managing Partner by the Limited Partnership. A successor Managing Partner shall be selected pursuant to the provisions of Section 6.3C of this Agreement.

       Section 6.3.  Successor Managing Partner

       A. (i) If the Managing Partner is Removed or withdraws and a successor Managing Partner is to be admitted to the NPI Partnership, the departing Managing Partner shall not withdraw or be Removed until a successor Managing Partner has been admitted to the NPI Partnership pursuant to Article Ten of this Agreement.

             (ii) In the event the Managing Partner withdraws or is Removed by the Limited Partnership and a successor Managing Partner is to be admitted, the incoming Managing Partner and the departing Managing Partner shall, by mutual agreement, select an independent petroleum consultant to value the departing Managing

      Partner's Interest in the NPI Partnership. If no agreement can be reached on the selection of a qualified consultant, the departing Managing Partner and incoming Managing Partner shall each select an independent petroleum consultant, who together shall select a third consultant, and the three consultants shall together determine a value of the interests of the departing Managing Partner. The incoming Managing Partner, or the NPI Partnership, shall have the option to purchase at least 20% of the Interest of the departing Managing Partner for the value determined by the independent appraisal. The departing Managing Partner's Interest in the NPI Partnership shall be transferred to the successor Managing Partner, and the successor Managing Partner shall assign to the departing Managing Partner a portion of NPI Partnership Income, costs and Distributable Cash as and when such items are allocated or distributed, as the case may be, by the NPI Partnership equal to the percentage interest of the departing Managing Partner in the NPI Partnership prior to withdrawal or Removal, less the portion purchased by the successor Managing Partner or the NPI Partnership.

       B. Notwithstanding Section 3.6, the Managing Partner, upon withdrawal or removal shall be released by the other Partners from all liability for NPI Partnership debts and obligations incurred by the NPI Partnership prior to the date of such withdrawal or Removal.

       C. Under circumstances in which the Limited Partnership Consents to the admission of a successor Managing Partner, such admission shall not become effective unless the NPI Partnership shall have received a certificate, duly executed by or on behalf of such proposed successor Managing Partner to the effect that it is experienced in the performance (or employs sufficient personnel who are experienced in performing) of functions of the type then being performed by the departing Managing Partner.


                                  ARTICLE SEVEN
          Transferability of Limited Partnership's Interest

       Section  7.1.  Transferability  of  Limited  Partnership's Interest.

       No Sale, exchange, transfer or assignment of the Limited Partnership's Interest may be made if, in the opinion of counsel to the NPI Partnership, such Sale, exchange, transfer or assignment, would cause the NPI Partnership to lose its status as a partnership for federal income tax purposes. In addition, the Managing Partner may require an opinion of the transferor's counsel, satisfactory to the Managing Partner, that such Sale, exchange, transfer or assignment would not violate the Securities Act of 1933, as amended, or any state securities or "blue sky" laws.

       Section 7.2.  Incapacity of Partners

       If a Partner (including the Managing Partner) becomes Incapacitated, the Person who is its legal representative shall have all the rights of a Partner for the purpose of settling or managing its estate and such power as the Incapacitated Partner possessed to assign all or any part of its Interest and to join with such assignee in satisfying conditions precedent to such assignee becoming a Substituted Partner. The Incapacity of a Partner shall not dissolve the NPI Partnership.

       Section 7.3. Assignees and Substituted Partners

       A. The NPI Partnership shall not recognize for any purpose any purported sale, assignment or transfer of all or any fraction of the Interest of the Limited Partnership unless the provisions of Section 7.1 shall have been complied with and there shall have been filed with the NPI Partnership a dated Notification of such sale, assignment or transfer, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee and such Notification (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement and
(ii) represents that such sale, assignment or transfer was made in accordance with all applicable laws and regulations. Any sale, assignment or transfer shall be recognized by the NPI Partnership as effective on the date of such Notification if the date of such Notification is within 30 days of the date on which such Notification is filed with the NPI Partnership, and otherwise shall be recognized as effective on the date such Notification is filed with the NPI Partnership.

       B. If the Limited Partnership assigns all of its Interest to an assignee, the Limited Partnership shall cease to be a Partner.

       C. A Person who is the assignee of all or any fraction of the Interest of the Limited Partnership shall be subject to all the provisions of this Article Seven to the same extent and in the same manner as the Limited Partnership desiring to make an assignment of its Interest.

       D. Any purchaser, assignee, transferee, donee, heir, legatee or other recipient of an Interest shall be admitted to the NPI Partnership as a Substituted Partner only with the Consent of the other Partners, which Consent may be granted or withheld by such Partners at their sole and absolute discretion. The admission of such Person as a Substituted Partner shall be evidenced by the execution by the Partners of a certificate evidencing the admission of such Person as a Partner and an amendment to this Agreement executed by the Managing Partner on its own behalf, as well as on behalf of each other Partner, pursuant to the power of attorney granted pursuant to Section 12.5.

       E. No Person shall become a Substituted Partner until such Person shall have satisfied the requirements of Section 10.2; provided, however, that for the purpose of allocating Income, Investment Income, Profits, Losses, costs, and Distributable Cash, a Person shall be treated as having become, and as appearing in the records of the NPI Partnership as, a Partner on such date as the sale, assignment or transfer to such Person was recognized by the NPI Partnership pursuant to Section 7.3A.

       Section 7.4.  Incapacity of the Limited Partnership

       Upon the Incapacity of the Limited Partnership or upon the seizure of a Limited Partnership's Interest in the NPI Partnership, the successor to such Limited Partnership's Interest ("Successor") shall be deemed an assignee of such Limited Partnership's Interest in the NPI Partnership and neither the NPI Partnership nor the Successor shall have the right to demand immediate valuation and payment of such Limited Partnership's Interest.


                                  ARTICLE EIGHT
                   Dissolution, Liquidation and Termination
                             of the NPI Partnership

       Section 8.1.  Events Causing Dissolution

       A. The NPI Partnership shall be dissolved upon the happening of any of the following events:

             (i) the expiration of its term, unless its term shall have been extended by the Managing Partner pursuant to Section 2.3;

             (ii) the Incapacity of the Managing Partner. However, within ninety days thereafter the remaining Partners may elect to reconstitute the NPI Partnership prior to application of the liquidation provisions of Section 8.2;

             (iii) the Sale or other disposition at one time of all or substantially all of the assets of the NPI Partnership existing at the time of such Sale;

             (iv) the election to dissolve the NPI Partnership (a) by the Managing Partner (which election shall be Consented to by the Limited Partnership), or (b) by the Consent of all Partners other than the Managing Partner;

             (v) ninety days after the Removal or withdrawal (unless the Limited Partnership Consents to a Successor pursuant to Section 6.2) of the Managing Partner;

             (vi) the happening of any other event causing the dissolution of the NPI Partnership under the laws of the State, except that the Incapacity of any Partner (other than the Managing Partner) shall not dissolve the NPI Partnership and the seizure of the Interest of any Partner shall not dissolve the NPI Partnership.

       B. Dissolution of the NPI Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the NPI Partnership shall not terminate until the Managing Partner has recorded a notice of dissolution of the NPI Partnership in the proper records of any jurisdiction in which this Agreement has been recorded and shall have complied with the laws of the states in which it does business and the assets of the NPI Partnership have been distributed as provided in Section 8.2.

       C. Nothing contained in this Agreement shall impair, restrict or limit the rights and powers of the Partners under the laws of the State of Oklahoma or any other jurisdiction in which the NPI Partnership is doing business to reform and reconstitute themselves as a general partnership following dissolution of the NPI Partnership either under provisions identical to those set forth herein or under any other provisions.

       Section 8.2. Liquidation of the NPI Partnership; Liquidation of a Partner's Interest

       A. Upon dissolution of the NPI Partnership, its liabilities shall be paid in the order provided herein. The Managing Partner shall either distribute in kind or sell the NPI Partnership's property so that such disposition is in the best interests of the Limited Partnership, and shall execute all amendments terminating the NPI Partnership. In connection with any such Sale, the Managing Partner shall attempt to obtain the best prices for such property. Pending such Sales, the Managing Partner shall have the right to continue to manage and otherwise to deal with NPI Partnership property. In the event the NPI Partnership is dissolved on account of the Incapacity or Removal of the Managing Partner, the NPI Partnership shall elect, in accordance with the provisions of Article Eleven, a person (the "Liquidating Agent") to perform the function of a Managing Partner in liquidating the assets of the NPI Partnership and winding up its affairs, and shall pay to such Liquidating Agent its reasonable fees and expenses incurred in connection therewith. In the event of a distribution in kind of any NPI Partnership Property (including a Net Profits Interest and Royalty), each Partner's Capital Account shall first be credited or debited with its share of the unrealized appreciation of depreciation in the fair market value of such NPI Partnership Property. Each Partner's share of said unrealized appreciation or depreciation shall be equivalent to its share (allocated pursuant to Sections 5.3 and 5.4) of the gain or loss on an actual Sale of such NPI Partnership Property. The Capital Account of each Partner to whom a NPI Partnership Property is distributed shall be debited with the fair market value of the NPI Partnership Property distributed to it. The Capital Account of each Partner to whom an interest in a Producing Property is distributed shall be debited with the fair market value of the interest distributed to it. Any liquidation of the NPI Partnership shall take place out of court and without application being made therefor to the Secretary of State of the State of Oklahoma.

       B. In settling accounts after dissolution, the assets of the NPI Partnership shall be paid out in the following order: (i) to third party creditors, in the order or priority as provided by law; (ii) to the Managing Partner and any Liquidating Agent for any expenses of the NPI Partnership paid by or payable to them to the extent they are entitled to reimbursement there-for pursuant to this Agreement; (iii) to the Limited Partnership in the amount equivalent to the amount of its positive Capital Account balances (as adjusted pursuant to Section 8.2A) on the date of distribution; (iv) to the Managing Partner in the amount equivalent to the amount of its positive Capital Account balances (as adjusted pursuant to Section 8.2A) on the date of distribution; and
(v) the balance shall be paid to the Partners in proportion to and to the extent of the positive balances in the Partners' Capital Accounts.

       C. If the Managing Partner has a deficit balance in its Capital Account following the distribution(s) provided for in Section 8.2B above, as determined after taking into account all adjustments to its Capital Account for the taxable year of the NPI Partnership during which such distribution(s) occur, it shall restore the amount of such deficit balance to the NPI Partnership within 90 days and such amount shall be distributed to the other Partners in accordance with their positive Capital Account balances.

       D. Upon the liquidation or partial liquidation of the Managing Partner's Interest pursuant to Article Six hereof, any distribution to the Managing Partner shall be made pro rata to such Partner in accordance with and to the extent of its positive Capital Account balance after the Partners' Capital Accounts are adjusted as if all of the NPI Partnership's property had been sold at its fair market value immediately prior to such distribution and the gain or loss realized on such Sale charged or credited to the Partners' Capital Accounts in accordance with the provisions of Article Five hereof, provided, however, that if such Partner has a deficit balance in its Capital Account following such distribution (or adjustment of such Partner's Capital Account pursuant to this Section 8.2D), such Partner shall restore the amount of such deficit balance to the NPI Partnership by the later of the end of the NPI Partnership taxable year in which the liquidation of such Partner's Interest occurs or 90 days after the date of such liquidation.


                                  ARTICLE NINE
          Books and Records; Accounting; Tax Elections; etc.

       Section 9.1.  Books and Records

       The books and records of the NPI Partnership, including information relating to the sale by the Managing Partner or any Affiliates of goods or services to the NPI Partnership, and a list of the names and addresses and Interests of all Partners, shall be maintained by the Managing Partner at the principal office of the NPI Partnership for a period of five years following the close of the Fiscal Year to which they relate and shall be available for examination there by any Partner or Unit Holder or its duly authorized representatives at any and all reasonable times. Any Partner or Unit Holder, or its duly authorized representatives, upon paying the costs of collection, duplication and mailing, shall be entitled for any proper purpose to a copy of the list of names and addresses and Interests of the Partners. The NPI Partnership may maintain such other books and records and may provide such financial or other statements as the Managing Partner in its discretion deems advisable.

       Section 9.2.  Accounting  Basis for Tax and Reporting  Purposes;  Fiscal
Year

       The books and records of the NPI Partnership for tax purposes, for purposes of this agreement and for the purpose of reports to the Partners shall be kept on the accrual basis. The Fiscal Year of the NPI Partnership shall be the calendar year to the extent permissible and the Managing Partner shall use its best efforts to obtain any necessary approvals therefor.


       Section 9.3.  Bank Accounts

       The Managing Partner shall maintain a bank account or accounts on behalf of the NPI Partnership with any bank in the United States having total assets in excess of $100,000,000. The Managing Partner shall not deposit NPI Partnership funds in an account with any bank in an aggregate amount in excess of 5% of such bank's total assets. Withdrawals shall be made only in the regular course of the NPI Partnership's business on such signature or signatures as the Managing Partner may determine. All deposits and other funds not needed in the operation of the business may be deposited in interest-bearing accounts, certificates of deposit, money market funds (including those managed or marketed by the Dealer Manager or its Affiliates) or invested in short-term United States Government obligations maturing within one year, commercial paper of United States corporations having the highest credit rating granted by Moody's Investors Services, Inc. or Standard & Poors Corporation, or other similar highly liquid investments.

       Section 9.4.  Reports

       A. The Managing Partner shall furnish to the Limited Partnership sufficient information and data with respect to the properties and operations of the NPI Partnership in order to permit the Limited Partnership to satisfy its reporting obligations under Section 10.4 of the Limited Partnership Agreement.

       B. The Managing Partner shall file on a timely basis with the Securities and Exchange Commission all filings required to be made by the NPI Partnership pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

       Section 9.5.  Elections

       The Managing Partner shall cause the NPI Partnership to make all elections required or permitted to be made by the NPI Partnership under the Code and not otherwise expressly provided for in this Agreement, in the manner that the Managing Partner believes will be most advantageous to the Limited Partnership, except that the Managing Partner shall not be required to make an election under Section 754 of the Code or corresponding provisions of applicable state income tax laws.

                                   ARTICLE TEN
                                   Amendments

       Section 10.1.  Proposal and Adoption of Amendments Generally

       A. Notwithstanding anything to the contrary contained herein, the Managing Partner may, without prior notice or consent of any other Partner, amend any provision of this Agreement (including an amendment to admit an additional or successor Managing Partner) if, in its opinion, such amendment does not have a material adverse effect upon the Limited Partnership. Such amendment shall thereafter be disclosed to the Unit Holders within a reasonable time thereafter. Amendments to this Agreement to reflect the addition or substitution of a Partner or the admission of a successor Managing Partner shall be made at the time and in the manner referred to in Section 10.2. Any other amendment to this Agreement may be proposed by the Managing Partner or the Limited Partnership. The Partner or Partners proposing such amendment shall submit a Notification containing (i) the text of such amendment, (ii) a statement of the purpose of such amendment, and (iii) an opinion of counsel obtained by the Partner or Partners proposing such amendment to the effect that such amendment is permitted by the Act, will not impair the limited liability of the Unit Holders, and will not adversely affect the classification of the Limited Partnership or the NPI Partnership as partnerships for federal income tax purposes. The Managing Partner shall, within 15 days after receipt of any proposal under this Section 10.1A, give Notification to all Partners of such proposed amendment, of such statement of purpose and of such opinion of counsel, together, in the case of an amendment proposed by other Partners, with the views, if any, of the Managing Partner with respect to such proposed amendment.

       B. Amendments to this Agreement shall be adopted if: (i) in the case of amendments referred to in Section l0.2A, the conditions specified in Section 7.3 shall have been satisfactorily completed and the NPI Partnership shall have been furnished with an opinion of counsel to the NPI Partnership to the effect that such amendment will not adversely affect the classification of the Limited Partnership or the NPI Partnership as partnerships for federal income tax purposes; (ii) in the case of amendments referred to in Section 10.2B, the conditions specified in Section 6.3 shall have been satisfactorily completed; or
(iii) in the case of all other amendments, such amendment shall have been Consented to by the Limited Partnership (unless such Consent is not required pursuant to Section 10.1A); provided, however, that no such amendment may: (i) enlarge the obligations of any Partner under this Agreement without the Consent of such Partner; (ii) modify the method provided in Article Five of determining and allocating or distributing, as the case may be, Income, Investment Income, Profits, Losses, Distributable Cash or costs and expenses without the Consent of each Partner adversely affected by such modification; (iii) amend Sections 6.1,
6.2 or 6.3 without the Consent of all the Partners; or (iv) amend Sections 2.3, 4.3, 4.4, 4.5, 4.7, 4.8 or this Article Ten without the Consent of all the Partners.

       C. Upon the adoption of any amendment to this Agreement, the amendment shall be executed by the Managing Partner and all other Partners, and shall be recorded in the proper records of the State and any other state in which the NPI Partnership is then doing business.

       Section  10.2.  Amendments  on  Admission,   Withdrawal  or  Removal  of
Partners

       A. If this Agreement shall be amended to reflect the admission or substitution of a Partner, the amendment to this Agreement may be adopted by the Managing Partner, the Person to be substituted or added, and the assigning Partner. Any such amendment shall be executed on behalf of all Partners but may be executed by the substituted or added Partner, the assigning Partner, and the Managing Partner, individually and on behalf of all of the other Partners pursuant to the power of attorney granted in Section 12.5.

       B. If this Agreement shall be amended to reflect the withdrawal or Removal of the Managing Partner and the continuation of the business of the NPI Partnership, such amendment shall be signed by the successor Managing Partner and by the departing Managing Partner.

       C. No Person shall become a Partner, unless such Person shall have: (i) become a party to, and adopted all of the terms and conditions of, this Agreement; (ii) if such Person is other than an individual, provided upon request the Managing Partner with evidence satisfactory to counsel for the NPI Partnership of such Person's authority to become a Partner under the terms and provisions of this Agreement; and (iii) paid all reasonable legal fees of the NPI Partnership and the Managing Partner and filing and publication costs in connection with such Person's becoming a Partner.


                                 ARTICLE ELEVEN
                          Consents, Voting and Meetings

       Section 11.1.  Method of Giving Consent

       Any Consent required by this Agreement may be given by a Partner as follows: (1) at a meeting, in person, by a written proxy or signed writing directing the manner in which it desires that its vote be cast, which writing must be received by the Managing Partner prior to such meeting, or (2) without a meeting, by a signed writing directing the manner in which it desires that its vote be cast, which writing must be received by the Managing Partner prior to the date upon which the vote of Partners are to be counted. Any Partner may waive notice of or attendance at any meeting of the Partners and may execute a signed written consent. Only the votes of Partners of record on the date of Notification, whether at a meeting or otherwise, shall be counted. The laws of the State pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Partners.

       Section 11 .2. Meeting of Partners

       The Managing Partner may at any time call a meeting of the Partners or for a vote, without a meeting, of the Partners on matters upon which the Partners are entitled to vote, and shall call for such a meeting or vote upon receipt of a Notification therefor of the Limited Partnership. Within 15 days of the receipt of the Notification, the Managing Partner shall notify all Partners of record as of the date of the Notification as to the time and place of the meeting, if called, and the general nature of the business to be transacted thereat, or if no such meeting has been called, of the matter or matters to be voted upon and the date upon which the votes will be counted. Any NPI Partnership meeting or the date upon which such votes, without a meeting, will be counted (regardless of whether the Managing Partner has called for such meeting or vote upon the request of Limited Partnership or have initiated such event without such request) shall be not less than 30 or more than 60 days following mailing of the Notification thereof by the Managing Partner. All expenses of the meetings, voting and such Notification shall be borne by the NPI Partnership.

       Section 11.3.  Submissions to Other Partners

       The Managing Partner shall give all the other Partners Notification of any proposal or other matter required by any provisions of this Agreement or by law to be submitted for the consideration and approval of the other Partners. Such Notification shall include any information required by the relevant provision of the Agreement or by law.

       Section 11.4  Limited Partnership Consent

       To the extent allowed in the Limited Partnership Agreement and subject to
Section 10.1, the Limited Partnership, by and through Unit Holders owning more than 50% of the Depositary Units, may without the concurrence of the Managing
Partner:

        (i)   amend the NPI Partnership Agreement;

        (ii)  dissolve the NPI Partnership;

       (iii) remove the Managing Partner and elect a new one;

        (iv) approve or disapprove the sale of all or substantially all of the assets of the NPI Partnership; and

        (v) cancel or amend the terms of any contract for services with the Managing Partner or any Affiliate thereof without penalty upon 30 days' notice.

                                 ARTICLE TWELVE
                            Miscellaneous Provisions

       Section 12.1.     Notification  to the NPI  Partnership  or the Managing
Partner

       Any Notification to the NPI Partnership or the Managing Partner shall be sent to the principal office of the NPI Partnership, as set forth in this Agreement. Except as provided herein, any Notification to a Partner shall be sent to its last known address.

       Section 12.2.  Binding Provisions

       The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

       Section 12.3.  Applicable Law

       This Agreement shall be construed and enforced in accordance with the laws of the State applicable to contracts made and to be performed wholly within the State.


       Section 12.4.  Separability of Provisions

       If for any reason any provision or provisions hereof which are not material to the purposes or business of the NPI Partnership or of the Partners' Interests are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

       Section  12.5.  Appointment of the Managing Partner as Attorney- in-Fact

       A.  Each  Partner,  by  the  execution  of  this  Agreement,  irrevocably constitutes and appoints the Managing Partner, its true and lawful agent and attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances that may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including without limitation: (i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, including any amendment substituting a Partner, that the Managing Partner deems appropriate to form, reform, qualify or continue the NPI Partnership (or a new partnership with substantially the same provisions as the NPI Partnership) as a partnership in the jurisdiction in which the NPI Partnership may conduct business; (ii) all amendments and other instruments necessary to admit into the NPI Partnership additional or substituted Partners pursuant to Section 10.2;
(iii) all instruments that the Managing Partner deems appropriate to reflect a change or modification of the NPI Partnership in accordance with the terms of this Agreement (including those necessary to reflect any additional

Capital Contributions); and (iv) all conveyances and other instruments that the Managing Partner deem appropriate to reflect the dissolution and termination of the NPI Partnership.

       B. The appointment by all Partners of the Managing Partner as agent and attorney-in-fact shall be deemed irrevocable and to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the Managing Partner to act as contem-- plated by this Agreement in any filing and other action by it on behalf of the NPI Partnership, and shall survive the Incapacity of any Person hereby giving such power and the transfer or assignment of all or any part of the Interest of such person; provided, however, that in the event of the transfer by a Partner of all of its Interest, the foregoing powers of attorney of the transferor Partner shall survive such transfer only until such time as the transferee shall have been admitted to the NPI Partnership as a Substituted Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

       Section 12.6.  Entire Agreement

       This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

       Section 12.7  Paragraph Titles

       Article and section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

       Section 12.8.  Counterparts

       This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart except that no counterpart shall be binding unless signed by the Partners.

                                       GEODYNE ENERGY COMPANY

                                       By:/s/ Michael W. Tomasso
                                          --------------------------------
                                          Michael W. Tomasso
                                          President


                                       PAINEWEBBER/GEODYNE
                                       INSTITUTIONAL/PENSION ENERGY
                                       INCOME P-3 LIMITED PARTNERSHIP

                                       By:  GEODYNE PROPERTIES, INC.
                                            General Partner


                                       By:  /s/ Michael E. Luttrell
                                            -------------------------------
                                            Michael E. Luttrell,
                                            Executive Vice President